Exhibit (j)

Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund

280 Park Avenue

New York, New York 10017

March __, 2020

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention: Danielle J. Adamson

Re:	Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 18.5, the Additional Funds provision, of the Master Custodian Agreement by and between each management investment company party thereto and State Street Bank and Trust Company (“State Street”) dated as of March 9, 2001, as amended (the “Agreement”), the undersigned Fund hereby requests that State Street act as Custodian for the Fund under the terms of the Agreement, and as such, the Exhibit A of the Agreement is hereby amended in its entirety and replaced with the revised Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the Agreement.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Fund and retaining a copy for your records.

Sincerely,

COHEN & STEERS TAX-ADVANTAGED PREFERRED SECURITIES AND INCOME FUND

By:
Name:	Dana A.DeVivo
Title:	Secretary and Chief Legal Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Effective Date: March ___, 2020

EXHIBIT A

Cohen & Steers Quality Income Realty Fund, Inc.

Cohen & Steers Total Return Realty Fund, Inc.

Cohen & Steers Preferred Securities and Income Fund, Inc.

Cohen & Steers Low Duration Preferred and Income Fund, Inc.

Cohen & Steers Real Estate Securities Fund, Inc.

Cohen & Steers Global Infrastructure Fund, Inc.

Cohen & Steers Global Realty Shares, Inc.

Cohen & Steers Infrastructure Fund, Inc.

Cohen & Steers Realty Shares, Inc.

Cohen & Steers Institutional Realty Shares, Inc.

Cohen & Steers REIT & Preferred & Income Fund, Inc.

Cohen & Steers Alternative Income Fund, Inc.

Cohen & Steers International Realty Fund, Inc.

Cohen & Steers Closed-End Opportunity Fund, Inc.

Cohen & Steers Global Income Builder, Inc.

Cohen & Steers Select Preferred and Income Fund, Inc.

Cohen & Steers Limited Duration Preferred & Income Fund, Inc.

Cohen & Steers MLP & Energy Opportunity Fund, Inc.

Cohen & Steers MLP Income & Energy Opportunity Fund, Inc.

Cohen & Steers Real Assets Fund, Inc.

Cohen & Steers Preferred Securities and Income SMA Shares, Inc.

Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund